Exhibit 99.1

Kinder Morgan G.P., Inc. and Subsidiaries
Consolidated Balance Sheets (Unaudited)

ASSETS
	June 30, 2002	December 31, 2001
	(In thousands)
Current assets:
Receivable from Kinder Morgan Energy Partners (Note 3)	$ 10,226	$ 1,501
Receivables	46	63
Prepayments and other	8,806	8,780
	19,078	10,344

Investment in Kinder Morgan Energy Partners	2,361,144	2,322,879

Total assets	$ 2,380,222	$ 2,333,223
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LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
Accounts payable	$ 1,703	$ 613
Accounts payable -related parties	142,817	-
Accrued taxes	52,018	128,057
Accrued expenses and other	4,533	11,683
	201,071	140,353

Deferred income taxes	490,439	479,108

Minority interest in equity of subsidiary	1,026,762	1,008,811

Commitments and contingencies (Note 5)

Stockholder's equity:
Common stock, $10 par value; authorized, issued and
outstanding 1,000,000 shares	10,000	10,000
Additional paid-in capital	652,137	694,559
Accumulated earnings (Note 6)	-	-
Accumulated other comprehensive income	(187)	392
Total stockholder's equity	661,950	704,951

Total liabilities and stockholder's equity	$ 2,380,222	$ 2,333,223
	===========	===========

The accompanying notes are an integral part of these financial statements.

Kinder Morgan G.P., Inc. and Subsidiaries
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1.	ORGANIZATION

In this report, unless the context requires otherwise, references to "we," "us" or "our" are intended to mean Kinder Morgan G.P., Inc. (the "General Partner") and its consolidated subsidiaries. Effective February 14, 1997, Kinder Morgan (Delaware), Inc. acquired all of the issued and outstanding stock of Enron Liquids Pipeline Company, and Enron Liquids Pipeline Company was renamed Kinder Morgan G.P., Inc. On October 7, 1999, Kinder Morgan (Delaware), Inc. completed a merger with K N Energy, Inc., a Kansas corporation and an integrated energy services provider. The combined entity was renamed Kinder Morgan, Inc. and trades under the New York Stock Exchange symbol "KMI." Kinder Morgan, Inc. remains our sole stockholder.

Apart from our investment in i-units as discussed following, as of June 30, 2002, we owned an interest in Kinder Morgan Energy Partners, L.P., a publicly traded pipeline master limited partnership, referred to in these Notes as "Kinder Morgan Energy Partners," consisting of (i) a 1% general partner interest; (ii) a 1.0101% general partner interest in each of Kinder Morgan Energy Partners' five operating limited partnerships and (iii) an approximate 1% limited partner interest, represented by the ownership of 1,724,000 common units of Kinder Morgan Energy Partners.

On February 14, 2001, Kinder Morgan Management, LLC, a limited liability company, was formed as a direct subsidiary of Kinder Morgan G.P., Inc. under the Delaware Limited Liability Company Act. The General Partner owns the only two Kinder Morgan Management voting shares and is its sole managing member. On May 17, 2001, Kinder Morgan Management issued 2,975,000 of its shares representing limited liability company interests to Kinder Morgan, Inc. and on May 18, 2001, it issued 26,775,000 of its shares representing limited liability company interests with limited voting rights to the public in an initial public offering. Its shares were issued at a price of $35.21 per share, less commissions and underwriting expenses, and it used substantially all of the net proceeds from this offering to purchase i-units from Kinder Morgan Energy Partners. The equity interests in Kinder Morgan Management (our consolidated subsidiary - see Note 2) purchased by Kinder Morgan, Inc. and the public created a minority interest on our Consolidated Balance Sheet of $991.9 million at the time of the transaction. The i-units are a separate class of limited partner interests in Kinder Morgan Energy Partners and are issued only to Kinder Morgan Management. The i-units are similar to Kinder Morgan Energy Partners' common units, except that quarterly distributions are paid in additional i-units rather than in cash. Kinder Morgan Management trades on the New York Stock Exchange under the symbol "KMR." Kinder Morgan Management shares were split two-for-one on August 31, 2001, and all dollar and numerical references to Kinder Morgan Management shares in this report have been adjusted to give effect to the split. Upon purchasing i-units from Kinder Morgan Energy Partners, Kinder Morgan Management became a limited partner in Kinder Morgan Energy Partners and, pursuant to a delegation of control agreement between Kinder Morgan Management and the General Partner, manages and controls Kinder Morgan Energy Partners' business and affairs, and

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the business and affairs of Kinder Morgan Energy Partners' operating limited partnerships and subsidiaries. Under the delegation of control agreement, the General Partner delegated to Kinder Morgan Management, to the fullest extent permitted under Delaware law and Kinder Morgan Energy Partners' partnership agreement, all of its power and authority to manage and control Kinder Morgan Energy Partners' business and affairs, except that Kinder Morgan Management cannot take certain specified actions without the approval of the General Partner. In accordance with its limited liability company agreement, Kinder Morgan Management's activities will be restricted to being a limited partner in, and managing and controlling the business and affairs of, Kinder Morgan Energy Partners, including its operating partnerships and its subsidiaries.

By approval of Kinder Morgan Management's limited liability shareholders other than Kinder Morgan, Inc., effective at the close of business on July 23, 2002, Kinder Morgan, Inc. no longer has an obligation to, upon presentation by the holder, exchange Kinder Morgan Management's listed shares for either Kinder Morgan Energy Partners' common units that it owns or, at Kinder Morgan, Inc.'s election, cash. Approximately 872,000 and 940,000 of Kinder Morgan Management's listed shares were exchanged in the three months and six months ended June 30, 2002, respectively, and during July 2002 an additional 5.9 million shares were exchanged before the elimination of the exchange feature. Approximately 3.8 million and 9.7 million of Kinder Morgan Management's listed shares had been exchanged for Kinder Morgan Energy Partners' common units or cash as of June 30, 2002, and July 23, 2002, respectively. In conjunction with the elimination of the exchange feature, on July 29, 2002, Kinder Morgan, Inc. issued to each of Kinder Morgan Management's shareholders (i) .09853 shares of Kinder Morgan, Inc. common stock for each 100 of Kinder Morgan Management's listed shares held of record by such shareholder at the close of business on July 23, 2002, and (ii) cash in lieu of fractional shares. At June 30, 2002, Kinder Morgan, Inc. owned approximately 7.1 million (22.4%) of Kinder Morgan Management's outstanding shares.

On August 6, 2002, Kinder Morgan Management closed the issue and sale of 12,478,900 of its listed shares in an underwritten public offering. The net proceeds of approximately $328.6 million from the offering were used by Kinder Morgan Management to buy i-units from Kinder Morgan Energy Partners. None of the shares from Kinder Morgan Management's offering were purchased by Kinder Morgan, Inc. Immediately following Kinder Morgan Management's public offering, Kinder Morgan, Inc. owned approximately 13 million (29.4%) of Kinder Morgan Management's outstanding shares.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The preparation of the accompanying Consolidated Balance Sheets in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the balance sheet date. Actual results could differ from these estimates. The accompanying Consolidated Balance Sheet dated December 31, 2001 was derived from our

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Consolidated Balance Sheet and Notes thereto, which were included in Kinder Morgan Energy Partners' Form 8-K filed on March 12, 2002. The accompanying Consolidated Balance Sheets should be read in conjunction with the Consolidated Balance Sheet and related Notes included in the aforementioned Form 8-K. We apply the following significant accounting policies in the preparation of the accompanying Consolidated Balance Sheets.

CONSOLIDATED SUBSIDIARIES
Under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 94, Consolidation of All Majority-Owned Subsidiaries, majority-owned subsidiaries - companies in which a parent has a controlling financial interest through direct or indirect ownership of a majority voting interest - are consolidated. Through its ownership of Kinder Morgan Management's only two voting securities, the General Partner owns a majority voting interest in Kinder Morgan Management and, accordingly, the accounts of Kinder Morgan Management and its subsidiary have been included in the accompanying Consolidated Balance Sheets. All material intercompany balances have been eliminated.

INVESTMENT IN PARTNERSHIP
Our investment in Kinder Morgan Energy Partners is accounted for under the equity method. At June 30, 2002, our investment in Kinder Morgan Energy Partners exceeded our share of the underlying equity in the net assets of Kinder Morgan Energy Partners by approximately $1.03 billion. As provided by SFAS No. 142 (see Note 7), we have discontinued amortization of our excess investment cost in Kinder Morgan Energy Partners effective January 1, 2002.

INCOME TAXES
Kinder Morgan, Inc. files a consolidated federal income tax return in which we are included. Income taxes that are accrued and payable to Kinder Morgan, Inc. are included in the accompanying Consolidated Balance Sheets in the "accrued taxes" and "deferred income taxes" captions. We account for income taxes under the liability method prescribed by SFAS No. 109, Accounting for Income Taxes. Deferred income taxes are determined based on temporary differences between the financial reporting and tax bases of our assets and liabilities. The principal source of our deferred income taxes is the difference between the financial reporting and tax bases of our investment in Kinder Morgan Energy Partners.

3.	RELATED PARTY TRANSACTIONS

Pursuant to the delegation of control agreement between Kinder Morgan Management and the General Partner, Kinder Morgan Management now manages and controls Kinder Morgan Energy Partners' business and affairs, and the business and affairs of Kinder Morgan Energy Partners' operating limited partnerships and subsidiaries. Kinder Morgan Energy Partners' general and administrative expenses are no longer incurred by the General Partner, but are now incurred by Kinder Morgan Management. The accounts payable -   related parties balance of $142.8 million at June 30, 2002 primarily represents current income tax liabilities owed to Kinder Morgan, Inc., which makes tax payments for all of its

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consolidated subsidiaries. The receivable from Kinder Morgan Energy Partners of $10.2 million and $1.5 million at June 30, 2002 and December 31, 2002, respectively, primarily represents general and administrative expenses incurred by Kinder Morgan Management that have not yet been reimbursed by Kinder Morgan Energy Partners.

4.	INVESTMENT IN PARTNERSHIP

Summarized financial information for Kinder Morgan Energy Partners is presented below (in thousands):

	June 30, 2002	December 31, 2001
Current assets	$ 704,101	$ 568,043
Noncurrent assets	7,201,846	6,164,623
Current liabilities	1,488,767	962,704
Long-term debt and other liabilities	3,298,124	2,545,692
Minority interest	39,010	65,236
Partners' capital	3,080,046	3,159,034
5.	LITIGATION, COMMITMENTS AND OTHER CONTINGENCIES

LITIGATION
The General Partner, in the ordinary course of business, is a defendant in various lawsuits relating to Kinder Morgan Energy Partners' assets. Kinder Morgan Energy Partners made certain acquisitions during the year 2001. The General Partner assumed potential and existing claims associated with those acquisitions. Although no assurance can be given, we believe, based on our experience to date, that the ultimate resolution of such items will not have a material adverse impact on our financial position. It is expected that Kinder Morgan Energy Partners will reimburse us for any liability or expenses incurred in connection with these legal proceedings.

FEDERAL ENERGY REGULATORY COMMISSION
Kinder Morgan Energy Partners and certain of its subsidiaries are defendants in several actions in which the plaintiffs protest pipeline transportation rates with the Federal Energy Regulatory Commission ("FERC"). These actions are currently pending. The Plaintiffs seek to recover alleged transportation overpayments and interest and in some cases treble and punitive damages. We are not able to predict with certainty whether settlement agreements will be completed with some or all of the complainants, the final terms of any such settlement agreements that may be consummated, or the final outcome of the FERC proceedings should they be carried through to their conclusion. It is possible that current or future proceedings could be resolved in a manner adverse to Kinder Morgan Energy Partners, which could affect future cash and i-unit distributions to us.

ENVIRONMENTAL
Kinder Morgan Energy Partners is subject to environmental cleanup and enforcement actions from time to time. In particular, the federal Comprehensive Environmental

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Response, Compensation and Liability Act ("CERCLA" or "Superfund" law) generally imposes joint and several liability for cleanup and enforcement costs, without regard to fault or the legality of the original conduct, on current or predecessor owners and operators of a site. The operations of Kinder Morgan Energy Partners are also subject to federal, state and local laws and regulations relating to protection of the environment. Although we believe Kinder Morgan Energy Partners' operations are in general compliance with applicable environmental regulations, risks of additional costs and liabilities are inherent in pipeline and terminal operations, and there can be no assurance significant costs and liabilities will not be incurred by Kinder Morgan Energy Partners. Moreover, it is possible that other developments, such as increasingly stringent environmental laws, regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from the operations of Kinder Morgan Energy Partners, could result in substantial costs and liabilities to Kinder Morgan Energy Partners which could affect future cash and i-unit distributions to us.

In addition, Kinder Morgan Energy Partners is presently involved in several ground water hydrocarbon remediation efforts under administrative orders issued by the California Regional Water Quality Control Board and two other state agencies. Although no assurance can be given, we believe the ultimate resolutions of these matters will not have a material adverse effect on Kinder Morgan Energy Partners' financial position or its ability to pay cash and i-unit distributions to us.

OTHER
Kinder Morgan Energy Partners, in the ordinary course of business, is a defendant in various lawsuits relating to Kinder Morgan Energy Partners' assets. Although no assurance can be given, we believe, based on our experience to date, the ultimate resolution of such items will not have a material adverse impact on Kinder Morgan Energy Partners' financial position or its ability to pay cash and i-unit distributions to us.

6.	DISTRIBUTIONS

During the six months ended June 30, 2002, we distributed $122.0 million to our sole stockholder, Kinder Morgan, Inc. Included in this amount was $42.4 million designated as a return of capital and deducted from additional paid-in capital on the accompanying Consolidated Balance Sheet dated June 30, 2002. The remaining $79.6 million was funded from accumulated earnings.

7.	RECENT ACCOUNTING PRONOUNCEMENTS

On January 1, 2002, we adopted SFAS No. 141, Business Combinations. SFAS No. 141 supercedes Accounting Principles Board Opinion No. 16, Business Combinations, and requires that all transactions fitting the description of a business combination be accounted for using the purchase method and prohibits the use of the pooling of interests method for all business combinations initiated after June 30, 2001. The Statement also modifies the accounting for the excess of fair value of net assets acquired as well as intangible assets

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acquired in a business combination. The provisions of this Statement apply to all business combinations initiated after June 30, 2001, and all business combinations accounted for by the purchase method that are completed after July 1, 2001. This Statement requires disclosure of the primary reasons for a business combination and the allocation of the purchase price paid to the assets acquired and liabilities assumed by major balance sheet caption.

In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 142, Goodwill and Other Intangible Assets. This Statement addresses financial accounting and reporting for (i) intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) at acquisition and (ii) goodwill and other intangible assets subsequent to their acquisition. This Statement supersedes Accounting Principles Board Opinion No. 17, Intangible Assets. Under the provisions of this Statement, if an intangible asset is determined to have an indefinite useful life, it shall not be amortized until its useful life is determined to be no longer indefinite. An intangible asset that is not subject to amortization shall be tested for impairment annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired. Goodwill will not be amortized. Goodwill will be tested for impairment on an annual basis and between annual tests in certain circumstances at a level of reporting referred to as a reporting unit. This Statement is required to be applied starting with fiscal years beginning after December 15, 2001. Goodwill and intangible assets acquired after June 30, 2001 are subject immediately to the nonamortization and amortization provisions of this Statement. SFAS No. 142 provides that "excess investment cost" or "equity method goodwill" will continue to be tested for impairment in accordance with the provisions of Accounting Principles Board Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock. As provided by SFAS No. 142, we have discontinued amortization of our excess investment cost in Kinder Morgan Energy Partners effective January 1, 2002.

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. This Statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. We do not expect these recent pronouncements to have an impact on our Consolidated Balance Sheets, except for any impacts that may result from changes in our equity in earnings of Kinder Morgan Energy Partners as a result of its adoption of these pronouncements. On April 30, 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. This Statement rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt and SFAS No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements, as well as SFAS No. 44, Accounting for Intangible Assets of Motor Carriers. It also amends SFAS No. 13, Accounting for Leases, to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that

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have economic effects that are similar to sale-leaseback transactions. This Statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The provisions of this Statement related to the rescission of SFAS No. 4 must be applied in fiscal years beginning after May 15, 2002. The provisions related to the amendment to SFAS No. 13 are effective for transactions occurring after May 15, 2002. All other provisions in this Statement are effective for financial statements issued on or after May 15, 2002. Early application of the provisions of this Statement is encouraged, and may be as of the beginning of the fiscal year or as of the beginning of the interim period in which this Statement was issued.

As a result of the rescission of SFAS No. 4, gains and losses from extinguishment of debt should be classified as extraordinary items only if they meet the criteria in Accounting Principles Board Opinion No. 30, Reporting the Results of Operations- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. Applying the provisions of Accounting Principles Board Opinion No. 30 will distinguish transactions that are part of an entity's recurring operations from those that are unusual or infrequent or that meet the criteria for classification as an extraordinary item. We do not expect this Statement to have an impact on our Consolidated Balance Sheets.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue 94-3, a liability for an exit activity as defined in EITF Issue 94-3 was recognized at the date of an entity's commitment to an exit plan. This Statement eliminates the definition and requirements for recognition of exit costs in EITF Issue 94-3 and establishes that fair value is the objective for initial measurement of the liability. The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged.

We do not expect these new pronouncements to have a significant impact on our Consolidated Balance Sheets, except for the discontinuance of the amortization of our excess investment cost in Kinder Morgan Energy Partners, as described previously, and impacts that may result from changes in our equity in earnings of Kinder Morgan Energy Partners as a result of its adoption of these new pronouncements.